UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2018

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BMC STOCK HOLDINGS, INC.
(Exact Name Of Registrant As Specified In Its Charter)
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Delaware (State or other jurisdiction of incorporation)	1-36050 (Commission File Number)	26-4687975 (IRS Employer Identification No.)

Two Lakeside Commons 980 Hammond Drive, NE, Suite 500 Atlanta, GA 30328 (Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219 (Registrant’s Telephone Number, Including Area Code)

Not Applicable Former Name or Former Address, if Changed Since Last Report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2018, the Board of Directors (the “Board”) of BMC Stock Holdings, Inc. (the “Company”) elected David E. Flitman to the Board to serve as a Class II director effective upon Mr. Flitman commencing his employment as the Company’s President and Chief Executive Officer on September 26, 2018.

As previously disclosed, on August 23, 2018, the Company entered into an Employment Agreement with Mr. Flitman, pursuant to which he will serve as the President and Chief Executive Officer of the Company and be appointed as a member of the Board upon commencing his employment. As a Class II director, Mr. Flitman will serve on the Board until the Company’s 2021 annual meeting of stockholders and until his successor is duly elected and qualified. Finally, David L. Keltner’s resignation as Interim President and Chief Executive Officer will be effective on September 26, 2018 upon Mr. Flitman commencing his employment with the Company. Mr. Keltner will continue to serve as a director on the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC STOCK HOLDINGS, INC.

Date: September 19, 2018	By:	/s/ C. Lowell Ball
Vice President, Deputy General Counsel and Assistant Secretary

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